EXHIBIT 5.3
                                                                   -----------

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]


                                          September 24, 1999



PP&L Resources, Inc.
Two North Ninth Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

     We have acted as counsel to PP&L Resources, Inc., a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of, among other securities, shares of its Common stock par value $.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

     We have examined the Registration Statement and a form of the share certificate which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have



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deemed relevant and necessary in connection with the opinions expressed herein.
As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board and upon compliance with any applicable regulatory requirements, the Shares will be validly issued, fully paid and nonassessable.

     Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Michael A. McGrail dated the date hereof.


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     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of the Securities and the Securities Guarantees" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ Simpson Thacher & Bartlett

                                        SIMPSON THACHER & BARTLETT